As filed with the Securities and Exchange Commission on July 30, 2015.

Registration no. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1656308
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, MN 55445

(Address of principal executive offices)

Insignia Systems, Inc. 2013 Omnibus Stock and Incentive Plan

(Full title of the plan(s))

John C. Gonsior

President and Chief Financial Officer

Insignia Systems, Inc.

8799 Brooklyn Blvd., Minneapolis, MN 55445

(Name and address of agent for service)

(763) 392-6200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐    Accelerated filer  ☐    Non-accelerated filer   ☐     Smaller reporting company  ☒

CALCULATION OF REGISTRATION FEE

		PROPOSED MAXIMUM	PROPOSED MAXIMUM
TITLE OF SECURITIES	AMOUNT TO BE	OFFERING PRICE	AGGREGATE OFFERING	AMOUNT OF
TO BE REGISTERED	REGISTERED (1)	PER SHARE (2)	PRICE(2)	REGISTRATION FEE(2)
Common Stock, par value $.01 per share	200,000 shares	$2.715	$542,990	$63.10

(1)         Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares of common stock as may be issuable pursuant to a stock split, stock dividend or similar adjustment of the outstanding common stock of the Registrant and additional shares of common stock that may become issuable pursuant to anti-dilution provisions of the Plan.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sales price per share reported on the Nasdaq Capital Market on July 27, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 200,000 shares of the Registrant’s common stock to be issued pursuant to its 2013 Omnibus Stock and Incentive Plan, as amended through June 9, 2015 (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement previously filed with the Securities and Exchange Commission relating to the Plan (file no. 333-197933) is incorporated by reference herein, except as to the Item provided below.

PART II

ITEM 8.  EXHIBITS

The exhibits to this Registration Statement on Form S-8 are described on the Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Minneapolis, Minnesota, on July 30, 2015.

INSIGNIA SYSTEMS, INC.

By:	/s/ John C. Gonsior
John C. Gonsior, President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below also constitutes and appoints John C. Gonsior, his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 30, 2015 by the following persons in the capacities indicated.

Signature	Title

/s/ John C. Gonsior	President and Chief Financial Officer, Secretary and Treasurer
John C. Gonsior	(principal executive, financial and accounting officer)

/s/ Jacob J. Berning	Director
Jacob J. Berning

/s/ David L. Boehnen	Director
David L. Boehnen

/s/ Edward A. Corcoran	Director
Edward A. Corcoran

/s/ Michael C. Howe	Director
Michael C. Howe

/s/ Nicholas J. Swenson	Director
Nicholas J. Swenson

Director
F. Peter Zaballos

/s/ Steven R. Zenz	Director
Steven R. Zenz

EXHIBIT INDEX

5.1	Opinion of Faegre Baker Daniels LLP (filed herewith)

23.1	Consent of Baker Tilly Virchow Krause, LLP, independent registered public accounting firm (filed herewith)

23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

99.1	2013 Omnibus Stock and Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarterly period ended June 30, 2015 (file no. 1-13471))